Exhibit 10.2
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment (“Amendment”) is entered into this 3rd day of July 2025 by and between USA Compression GP, LLC and its subsidiaries and affiliates, including USA Compression Management Services, LLC (referred to collectively as the “Company”) and Christopher W. Porter (“Employee”).

WHEREAS, the Company and Employee previously entered into that certain Employment Agreement dated December 14, 2016, and effective January 1, 2017 (the “Agreement”);

WHEREAS, the Company and Employee wish to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants set forth in the Agreement and this Amendment, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee agree as follows:

ARTICLE 1. DEFINITIONS
1.1. Definitions. Terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

ARTICLE 2. AMENDMENT

2.1. Section 6(c)(v)
Section 6(c)(v) of the Agreement is hereby deleted in its entirety.
ARTICLE 3. CONDITIONS TO EFFECTIVENESS
The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:
3.1. Execution. The parties shall have executed and delivered to each other duly executed counterparts of this Amendment.

ARTICLE 4. MISCELLANEOUS
4.1. Execution of the Amendment. This Amendment when executed shall be construed as an Amendment to the Agreement and as provided herein and therein this Amendment forms a part thereof.

4.2. Ratification. Except as expressly modified by this Amendment the remaining terms and conditions of the Agreement shall continue to be in full force and effect and are hereby ratified in all respects.
4.3. No Waiver. This Amendment is made in amendment and modification of the Agreement and except as specifically modified pursuant to the terms of this Amendment, the Agreement shall remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of the parties under the Agreement.
4.4. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
4.5. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
4.6. Counterparts; Electronic Transmission of Signatures. This Amendment may be signed in separate counterparts, each of which when taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.
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USA COMPRESSION GP, LLC

/s/ Clint Green ________________________
Clint Green
President & CEO

EMPLOYEE

/s/ Christopher W. Porter_________________
Christopher W. Porter